UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 22, 2008 (April 18, 2008)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibits 99.1 and 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

        On April 18, 2008, St. Mary Land & Exploration Company ("St. Mary" or the "Company") issued a press release announcing a regular semi-annual five cent per share cash dividend to be paid on May 12, 2008, to stockholders of record as of the close of business on May 2, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this report.

On April 21, 2008, St. Mary issued a press release announcing that it has scheduled a teleconference call to discuss the first quarter earnings results on May 2, 2008, at 8:00 am (Mountain Time).  The teleconference call is publicly accessible, and the press release includes instructions as to when and how to access the teleconference and the location on the Company’s web site where the teleconference information will be available.  A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this report:
	Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated April 18, 2008.
	Exhibit 99.2	Press release of St. Mary Land & Exploration Company dated April 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                          ST. MARY LAND & EXPLORATION COMPANY

Date:	April 22, 2008	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller